Exhibit 99.1

United Online Reports Fourth Quarter and Full-Year 2010 Results

  Total Revenues of $232.6 Million, Operating Income of $31.4 Million and Adjusted OIBDA of $53.4 Million in Q4 2010
  Quarterly Net Cash From Operating Activities of $48.4 Million and Free Cash Flow of $41.2 Million
  Voluntary Debt Repayment of $20.0 Million in Q4 2010

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--February 23, 2011--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its fourth quarter and year ended December 31, 2010.

“Revenues and adjusted OIBDA came in above our guidance ranges for the quarter,” commented Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online.

“Looking ahead, two of our primary strategic objectives for the full-year 2011 are delivering a further improvement in top-line performance in our FTD segment and executing our nostalgia vision to expand the consumer value proposition of our Classmates.com business,” Goldston said. “We are off to an excellent start on the first objective as strong execution of FTD’s product, marketing and promotional campaigns helped us to achieve outstanding results for the 2011 Valentine’s Day holiday period.”

“Today we also took a major step forward on the second objective,” Goldston added. “After nearly one year of preparation, we launched the new Memory Lane website and we have officially changed the name of Classmates Online, Inc. to Memory Lane, Inc. Memory Lane provides a broad and compelling range of nostalgic content that creates a virtual time machine for users — while retaining all of the historical features of Classmates.com. The Memory Lane website features an extensive collection of nostalgic content from the 1940s through the 1990s, representing what we believe is the largest online archive of nostalgic content covering these decades. Visitors to MemoryLane.com can immerse themselves in nostalgic content including historic newsreels, classic movie trailers, historic sports videos, the largest collection of high school yearbooks online, memorable music samples, historic photographic images, and iconic magazines. We believe the evolution of Memory Lane in 2011 and beyond will enhance our competitive differentiation and create new revenue streams from e-commerce and pay-per-view transactions in addition to the revenue we derive from paid subscriptions and advertising.”

Non-GAAP Financial Results for Q4 2009 Revised to Conform to Current Year Presentation of Non-GAAP Measures:

During the first quarter of 2010, in connection with the updated guidance issued by the Securities and Exchange Commission (“SEC”) in January 2010, the company updated its definitions of non-GAAP measures to modify the definition of restructuring charges and to include adjustments for litigation or dispute settlement charges or gains and for transaction-related costs. As a result, Adjusted OIBDA, Adjusted Net Income, Adjusted Basic and Diluted Net Income Per Common Share, and Free Cash Flow results for Q4 2009 have been revised to conform to the current year presentation.

Summary Results for Fourth Quarter Ended December 31, 2010:

The following table summarizes key financial results for the fourth quarter ended December 31, 2010:

(in millions, except per share and percentage figures)
Financial Highlights	Q4 2010	Q4 2009	% Change
FTD revenues	$140.2	$141.1	(1%)
Content & Media revenues (formerly known as Classmates Media)	53.3	60.7	(12%)
Communications revenues	39.7	48.4	(18%)
Intersegment eliminations	(0.5)	(0.8)	(30%)
Consolidated revenues	$232.6	$249.5	(7%)

GAAP operating income	$31.4	$32.8	(4%)

Adjusted OIBDA(1)	$53.4	$64.0	(16%)

GAAP net income applicable to common stockholders	$15.5	$16.5	(6%)
GAAP diluted net income per common share	$0.18	$0.19	(5%)

Adjusted net income applicable to common stockholders(2)	$26.5	$34.1	(22%)
Adjusted diluted net income per common share(2)	$0.30	$0.39	(23%)

  Consolidated revenues were $232.6 million, a decrease of 7% versus the year-ago quarter. Adjusting for the unfavorable impact from foreign currency exchange rates of $2.3 million and the decline in post-transaction marketing revenues, consolidated revenues would have decreased 3% versus the year-ago quarter.
  GAAP operating income was $31.4 million, a decrease of 4% versus the year-ago quarter.
  Adjusted OIBDA(1) was $53.4 million, a decrease of 16% versus the year-ago quarter.
  The decrease in the company’s post-transaction marketing revenues reduced, by approximately $6.7 million, the amount of consolidated revenues, operating income and adjusted OIBDA generated in the quarter when compared to the year-ago quarter.
  GAAP diluted net income per common share was $0.18, versus $0.19 in the year-ago quarter.
  Adjusted diluted net income per common share(2) was $0.30, versus $0.39 in the year-ago quarter.

Scott H. Ray, Executive Vice President and Chief Financial Officer, commented, “During the quarter, we made a $20 million voluntary debt repayment, reducing our net debt position to $158 million at December 31, 2010. United Online has now reduced its net debt by $196 million, or 55%, since closing the FTD acquisition approximately nine quarters ago, while paying $82 million in cash dividends during the same period.”

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operating activities and free cash flow(3) for the quarter ended December 31, 2010 were $48.4 million and $41.2 million, a decrease of 18% and 24%, respectively, versus the year-ago quarter.
  For the year ended December 31, 2010, cash flows from operating activities and free cash flow were $143.8 million and $122.3 million, a decrease of 12% and 13%, respectively, versus the prior year.
  Cash and cash equivalents at December 31, 2010 increased by $10.6 million to $100.3 million from $89.7 million at September 30, 2010, and represented a decrease of $15.2 million from $115.5 million at December 31, 2009.
  Total debt, net of discounts, at December 31, 2010 was $258.1 million, a decrease of $19.0 million from $277.1 million at September 30, 2010, and a decrease of $70.9 million from $328.9 million at December 31, 2009.
  Net debt at December 31, 2010 was $157.8 million, a decrease of $29.6 million from $187.4 million at September 30, 2010, and a decrease of $55.6 million from $213.4 million at December 31, 2009. The company defines net debt as total debt, net of discounts, less cash and cash equivalents.
  The company paid $9.2 million in cash dividends during the quarter.
  The company’s Board of Directors recently declared a quarterly cash dividend of $0.10 per share that is payable on February 28, 2011 to stockholders of record on February 14, 2011.

Segment Results for Fourth Quarter Ended December 31, 2010:

FTD:

	(in millions, except percentages)
Financial Highlights	Q4 2010	Q4 2009	% Change	% Change @ Constant Currency
Products revenues	$109.8	$108.4	1%
Services revenues	30.2	31.7	(5%)
Advertising revenues	0.1	1.0	(86%)
Segment revenues	$140.2	$141.1	(1%)	—

Segment income from operations	$16.3	$18.5	(12%)
Segment adjusted OIBDA(1)	$18.4	$21.1	(13%)
as a % of segment revenues(1)	13.1%	15.0%

Metrics Highlights	Q4 2010	Q4 2009	% Change	% Change @ Constant Currency
Consumer orders(4) (in thousands)	1,612	1,594	1%
Average order value(4)	$60.43	$60.14	—	2%
British Pound / U.S. Dollar exchange rate (average)	1.58	1.63	(3%)

  Segment revenues were $140.2 million, a decrease of 1% versus the year-ago quarter. Adjusting for the unfavorable impact from foreign currency exchange rates of $1.3 million and the decline in post-transaction marketing revenues, segment revenues would have increased 1% versus the year-ago quarter.
  Segment adjusted OIBDA(1) was $18.4 million, a decrease of 13% versus the year-ago quarter. The decrease partially reflects the year-over-year decrease in the segment’s post-transaction marketing revenues.
  The decrease in the segment’s post-transaction marketing revenues reduced, by approximately $0.9 million, the amount of segment revenues, segment income from operations and segment adjusted OIBDA generated in the quarter when compared to the year-ago quarter.
  Consumer orders(4) were 1.6 million, an increase of 1% versus the year-ago quarter.
  Average order value(4) (“AOV”) was $60.43, essentially unchanged versus an AOV of $60.14 in the year-ago quarter. Excluding the unfavorable impact from foreign currency exchange rates, AOV increased 2% versus the year-ago quarter.

Content & Media:

	(in millions, except percentages)
Financial Highlights	Q4 2010	Q4 2009	% Change
Services revenues	$33.7	$36.7	(8%)
Advertising revenues	19.6	24.0	(19%)
Segment revenues	$53.3	$60.7	(12%)

Segment income from operations	$13.6	$15.5	(12%)
Segment adjusted OIBDA(1)	$15.7	$23.7	(33%)
as a % of segment revenues(1)	29.6%	39.0%

Metrics Highlights	Q4 2010	Q4 2009	% Change
Segment pay accounts(5) (in thousands)	4,499	4,886	(8%)
Net quarterly growth (decline) in segment pay accounts(5) (in thousands)	(296)	101	N/A
Segment active accounts(5) (in millions)	13.7	19.4	(29%)
ARPU(6)	$2.42	$2.53	(4%)

  The name of the operating segment was changed from Classmates Media to Content & Media in connection with the launch of the Memory Lane website announced today in a separate press release.
  Segment revenues were $53.3 million, a decrease of 12% versus the year-ago quarter. The decrease primarily reflects a decrease in the segment’s post-transaction marketing revenues as well as a decline in segment pay accounts(5) and average monthly revenue per pay account(6) (“ARPU”) versus the year-ago quarter. Adjusting for the unfavorable impact from foreign currency exchange rates of $1.0 million and the decline in post-transaction marketing revenues, segment revenues would have decreased 1% versus the year-ago quarter.
  Segment adjusted OIBDA was $15.7 million, a decrease of 33% versus the year-ago quarter.
  The decrease in the segment’s post-transaction marketing revenues reduced, by approximately $5.8 million, the amount of segment revenues, segment income from operations and segment adjusted OIBDA generated in the quarter when compared to the year-ago quarter.
  Segment pay accounts at December 31, 2010 were 4.5 million, a decline of 8% versus December 31, 2009.

Communications:

	(in millions, except percentages)
Financial Highlights	Q4 2010	Q4 2009	% Change
Services revenues	$30.2	$39.5	(24%)
Advertising revenues	9.5	9.0	6%
Segment revenues	$39.7	$48.4	(18%)

Segment income from operations	$15.7	$13.4	18%
Segment adjusted OIBDA(1)	$19.3	$19.2	—
as a % of segment revenues(1)	48.6%	39.7%

Metrics Highlights	Q4 2010	Q4 2009	% Change
Segment pay accounts(5) (in thousands)	1,020	1,350	(24%)
ARPU(6)	$9.46	$9.43	—

  Segment revenues were $39.7 million, a decrease of 18% versus the year-ago quarter, primarily due to a continuing decline in segment pay accounts.
  Segment adjusted OIBDA was $19.3 million, essentially unchanged versus $19.2 million in the year-ago quarter.
  Segment pay accounts at December 31, 2010 were 1.0 million, a decrease of 24% versus 1.4 million at December 31, 2009.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

First-Quarter 2011 Guidance:

The company’s guidance reflects a shift in timing for Mother’s Day in the United Kingdom, one of the top holidays for the FTD segment. For the first time in several years, the U.K. Mother’s Day falls in early April 2011 rather than in the March quarter, which is forecasted to shift approximately $14 million in revenues and approximately $4 million in adjusted OIBDA into the 2011 second quarter that would have been recognized in the first quarter in prior years (when the U.K. Mother’s Day had occurred in March).

First-Quarter 2011 (in millions)	Guidance
Revenues	$234.0 ─ $239.0
Adjusted OIBDA(1)	$38.0 ─ $41.0

First-Quarter 2011 Supplemental Information (in millions)	Guidance
Net interest expense	$4.6
Shares used to calculated diluted net income per common share	87.7
Shares used to calculated adjusted diluted net income per common share(2)	87.8

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

First-Quarter 2011 (in millions)	Guidance
Operating Income	$18.7 ─ $21.7
Depreciation	6.2
Amortization of intangible assets	7.9
Stock-based compensation	5.2
Adjusted OIBDA(1)	$38.0 ─ $41.0

Investor Conference Call on February 23, 2011 at 5:00 p.m. ET (2:00 p.m. PT):

United Online will host a conference call on Wednesday, February 23, 2011 at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the fourth quarter and year ended December 31, 2010. To participate, please dial 877-874-1589 (or 719-325-4774 outside of the U.S.) and provide the confirmation code, 1486363. A live webcast of the call, along with a presentation containing financial highlights for the fourth quarter and year ended December 31, 2010, can also be accessed through the “investors” section of the company’s website located at www.unitedonline.com. The presentation and a replay of the broadcast will be available on the company’s website for seven days, or by dialing 888-203-1112 (or 719-457-0820 outside of the U.S.) and the confirmation code, 1486363.

Non-GAAP Measures:

In evaluating the company’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): adjusted OIBDA, adjusted net income, adjusted basic and diluted net income per common share, and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring charges may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company’s regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company’s core results and tend to vary based on timing, frequency and magnitude.

Restructuring Charges – Restructuring charges consist primarily of severance expense, facility closure and relocation costs.

Litigation or Dispute Settlement Charges or Gains – These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs – The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, and financing transactions, including (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. The compensation expenses may include transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

During the first quarter of 2010, in connection with the updated guidance issued by the Securities and Exchange Commission (“SEC”) in January 2010, the company updated its definitions of non-GAAP measures to modify the definition of restructuring charges and to include adjustments for litigation or dispute settlement charges or gains and for transaction-related costs. For year-over-year comparison purposes, the charges for the quarter ended December 31, 2009 have been adjusted in accordance with the company’s updated definitions and adjustments. The comparable charges for each of the first three quarters of 2009 were not material, and such prior periods have not been adjusted.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring charges; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company's core operating results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company's performance. The company's board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company's workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company's Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (1) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the segment’s core operating results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs, and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; impairment of goodwill, intangible assets and long-lived assets; restructuring charges; litigation or dispute settlement charges or gains; transaction-related costs; and the re-measurement of certain deferred tax assets. Adjusted diluted net income per common share includes the adjustment for shares resulting from the elimination of stock-based compensation. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization of intangible assets, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income” and “adjusted diluted net income per common share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation of adjusted net income that shows and describes the adjustments made. A reconciliation of adjusted net income to net income, its most comparable GAAP measure, is provided in the accompanying tables.

(3) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring charges, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring charges, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(4) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com website and the 1-800-SEND-FTD telephone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk and www.interflora.ie websites and various telephone numbers. Orders originating with a florist or other retail location for delivery to consumers are not included.

Average order value represents the average U.S. Dollar amount received for consumer orders delivered during a period. This average U.S. Dollar amount is determined after translating the local currency amounts received for orders delivered principally in the U.K. and the Republic of Ireland into U.S. Dollars. Average order value includes merchandise revenue and shipping and service fees paid by the consumer, less certain discounts and certain refunds.

(5) A pay account is defined as a member who has subscribed to, and paid for, our Content & Media or Communications services, and whose subscription has not terminated or expired. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. At any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited the company’s domestic or international online nostalgia websites (excluding The Names Database) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free Internet access and email accounts that logged on to the company’s services at least once during the preceding 31 days.

(6) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(7) Churn is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period.

About United Online®:

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer products and services over the Internet, where the company’s brands have attracted a large online audience that includes more than 60 million registered consumer accounts. The company’s floral and related offerings include products and services for consumers and retail florists, as well as for other retail locations offering floral products and services, in the U.S., Canada, the United Kingdom, and the Republic of Ireland. The floral business utilizes the highly recognized FTD (www.ftd.com) and Interflora (www.interflora.co.uk) brands, both supported by the Mercury Man logo that is displayed in more than 40,000 retail floral shops worldwide. The company’s Content & Media services include online nostalgia services in the U.S. and Canada (www.memorylane.com) and a number of European countries as well as online loyalty marketing services (www.mypoints.com). The company’s Communications services include value-priced Internet access provided by NetZero (www.netzero.com) and Juno (www.juno.com).

Headquartered in Woodland Hills, CA, United Online operates through a global network of locations in the U.S., the United Kingdom, Germany, and India. More information about United Online is available on the company’s website located at: www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; stock-based compensation; and planned business initiatives, products, services and features. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the severity and duration of current economic conditions; risks associated with the commercialization of new products, services or features or the success of new business models; the effect of competition; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members of the floral network; changes in the floral industry; changes in marketing conditions and laws; the company’s inability to maintain or increase its advertising revenues; changes in the online advertising market; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the British Pound and Euro; the effects of seasonality; the company’s inability to enforce or defend its ownership and use of intellectual property; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; potential write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; the company’s inability to achieve the expected benefits of its reductions-in-force or any other cost-reduction initiatives; that the company will incur restructuring and related charges; problems associated with the company’s operations, systems or technologies; the company’s inability to retain key customers, vendors and personnel; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Revenues:
Services	$122,784	$141,086	$486,518	$576,005
Products	109,817	108,404	434,035	414,127
Total revenues	232,601	249,490	920,553	990,132
Operating expenses:
Cost of revenues-services (a)	26,000	28,613	101,688	112,491
Cost of revenues-products (a)	83,164	81,402	327,963	304,868
Sales and marketing(a)	41,939	47,225	175,865	202,810
Technology and development(a)	13,052	14,521	55,381	64,158
General and administrative(a)	27,465	32,842	112,041	121,474
Amortization of intangible assets	7,812	8,592	32,110	34,844
Restructuring charges	1,754	3,494	2,815	3,494
Total operating expenses	201,186	216,689	807,863	844,139

Operating income	31,415	32,801	112,690	145,993

Interest income	414	361	1,673	1,545
Interest expense	(5,966)	(8,977)	(24,900)	(33,524)
Other income, net	357	3,517	452	4,215

Income before income taxes	26,220	27,702	89,915	118,229
Provision for income taxes	9,870	10,092	36,228	48,144
Net income	$16,350	$17,610	$53,687	$70,085
Income allocated to participating securities	(863)	(1,154)	(3,233)	(4,647)
Net income applicable to common stockholders	$15,487	$16,456	$50,454	$65,438

Basic net income per common share	$0.18	$0.19	$0.58	$0.78
Shares used to calculate basic net income per common share	86,280	84,667	86,429	83,698
Diluted net income per common share	$0.18	$0.19	$0.58	$0.78
Shares used to calculate diluted net income per common share	86,848	86,105	87,062	84,386

Shares outstanding at end of period	86,745	84,958	86,745	84,958

(a) Stock-based compensation was allocated as follows:
Cost of revenues-services	$76	$215	$502	$943
Cost of revenues-products	4	23	41	43
Sales and marketing	778	1,352	3,957	5,472
Technology and development	559	1,143	3,109	4,856
General and administrative	4,713	8,143	19,434	28,766
Total stock-based compensation	$6,130	$10,876	$27,043	$40,080

UNITED ONLINE, INC.
Unaudited Reconciliations of Non-GAAP Financial Measures
(in thousands)

Unaudited Reconciliation of Operating Income to Adjusted OIBDA (1)

	Quarter Ended December 31,
	2010	2009
		(As Reported)	(Adjustments)	(Adjusted)

Operating income	$31,415	$32,801	$-	$32,801
Depreciation	6,244	6,020	-	6,020
Amortization of intangible assets	7,898	8,592	-	8,592
Operating income before depreciation and amortization	45,557	47,413	-	47,413
Stock-based compensation	6,130	10,876	-	10,876
Restructuring charges	1,754	2,121	1,373	3,494
Litigation or dispute settlement charges	-	-	2,200	2,200
Adjusted OIBDA	$53,441	$60,410	$3,573	$63,983

Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)

	Quarter Ended December 31,
	2010	2009
		(As Reported)	(Adjustments)	(Adjusted)
FTD:
Segment income from operations	$16,266	$18,536	$-	$18,536
Stock-based compensation	1,710	2,570	-	2,570
Restructuring charges	422	-	-	-
Segment adjusted OIBDA	$18,398	$21,106	$-	$21,106

Content & Media:
Segment income from operations	$13,581	$15,517	$-	$15,517
Stock-based compensation	2,161	3,815	-	3,815
Restructuring charges	-	2,121	-	2,121
Litigation or dispute settlement charges	-	-	2,200	2,200
Segment adjusted OIBDA	$15,742	$21,453	$2,200	$23,653

Communications:
Segment income from operations	$15,710	$13,360	$-	$13,360
Stock-based compensation	2,259	4,491	-	4,491
Restructuring charges	1,332	-	1,373	1,373
Segment adjusted OIBDA	$19,301	$17,851	$1,373	$19,224

UNITED ONLINE, INC.
Unaudited Reconciliations of Non-GAAP Financial Measures
(in thousands)

Unaudited Reconciliation of Operating Income to Adjusted OIBDA (1)

	Year Ended December 31,
	2010	2009
		(As Reported)	(Adjustments)	(Adjusted)

Operating income	$112,690	$145,993	$-	$145,993
Depreciation	26,412	24,829	-	24,829
Amortization of intangible assets	32,233	34,844	-	34,844
Operating income before depreciation and amortization	171,335	205,666	-	205,666
Stock-based compensation	27,043	40,080	-	40,080
Restructuring charges	2,815	2,121	1,373	3,494
Litigation or dispute settlement charges	1,367	-	2,200	2,200
Transaction-related costs	1,989	-	-	-
Adjusted OIBDA	$204,549	$247,867	$3,573	$251,440

Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)

	Year Ended December 31,
	2010	2009
		(As Reported)	(Adjustments)	(Adjusted)
FTD:
Segment income from operations	$60,568	$76,928	$-	$76,928
Stock-based compensation	7,286	8,628	-	8,628
Restructuring charges	1,574	-	-	-
Litigation or dispute settlement charges	400	-	-	-
Transaction-related costs	659	-	-	-
Segment adjusted OIBDA	$70,487	$85,556	$-	$85,556

Content & Media:
Segment income from operations	$46,425	$58,793	$-	$58,793
Stock-based compensation	8,891	14,696	-	14,696
Restructuring charges	(91)	2,121	-	2,121
Litigation or dispute settlement charges	967	-	2,200	2,200
Transaction-related costs	663	-	-	-
Segment adjusted OIBDA	$56,855	$75,610	$2,200	$77,810

Communications:
Segment income from operations	$64,342	$69,945	$-	$69,945
Stock-based compensation	10,866	16,756	-	16,756
Restructuring charges	1,332	-	1,373	1,373
Transaction-related costs	667	-	-	-
Segment adjusted OIBDA	$77,207	$86,701	$1,373	$88,074

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended December 31,
	2010	2009
		(As Reported)	(Adjustments)	(Adjusted)

Net income	$16,350	$17,610	$-	$17,610
Income allocated to participating securities	(863)	(1,154)	-	(1,154)
Net income applicable to common stockholders	15,487	16,456	-	16,456

Adjustments:
Stock-based compensation	6,130	10,876	-	10,876
Amortization of intangible assets	7,898	8,592	-	8,592
Restructuring charges	1,754	2,121	1,373	3,494
Litigation or dispute settlement charges	-	-	2,200	2,200
	31,269	38,045	3,573	41,618

Income tax effect of adjusting entries	(4,786)	(6,116)	(1,376)	(7,492)
Adjusted net income applicable to common stockholders	$26,483	$31,929	$2,197	$34,126

GAAP net income per common share:
Basic net income per common share	$0.18	$0.19		$0.19
Shares used to calculate basic net income per common share	86,280	84,667		84,667
Diluted net income per common share	$0.18	$0.19		$0.19
Shares used to calculate diluted net income per common share	86,848	86,105		86,105

Adjusted net income per common share:
Adjusted basic net income per common share	$0.31	$0.38		$0.40
Shares used to calculate adjusted basic net income per common share	86,280	84,667		84,667
Adjusted diluted net income per common share	$0.30	$0.37		$0.39
Shares used to calculate adjusted diluted net income per common share	86,903	86,491		86,491

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Year Ended December 31,
	2010	2009
		(As Reported)	(Adjustments)	(Adjusted)

Net income	$53,687	$70,085	$-	$70,085
Income allocated to participating securities	(3,233)	(4,969)	-	(4,969)
Net income applicable to common stockholders	50,454	65,116	-	65,116

Adjustments:
Stock-based compensation	27,043	40,080	-	40,080
Amortization of intangible assets	32,233	34,844	-	34,844
Restructuring charges	2,815	2,121	1,373	3,494
Litigation or dispute settlement charges	1,117	-	2,200	2,200
Transaction-related costs	1,989	-	-	-
	115,651	142,161	3,573	145,734

Income tax effect of adjusting entries	(19,659)	(21,822)	(1,376)	(23,198)
Adjusted net income applicable to common stockholders	$95,992	$120,339	$2,197	$122,536

GAAP net income per common share:
Basic net income per common share	$0.58	$0.78		$0.78
Shares used to calculate basic net income per common share	86,429	83,698		83,698
Diluted net income per common share	$0.58	$0.78		$0.78
Shares used to calculate diluted net income per common share	87,062	84,386		84,386

Adjusted net income per common share:
Adjusted basic net income per common share	$1.11	$1.44		$1.46
Shares used to calculate adjusted basic net income per common share	86,429	83,698		83,698
Adjusted diluted net income per common share	$1.10	$1.42		$1.45
Shares used to calculate adjusted diluted net income per common share	87,155	84,684		84,684

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2010	December 31, 2009

ASSETS
Cash and cash equivalents	$100,264	$115,509
Accounts receivable, net	49,797	55,874
Deferred tax assets, net	14,200	15,797
Property and equipment, net	63,893	63,547
Goodwill and intangible assets, net	722,184	756,671
Other assets	41,820	42,536
Total assets	$992,158	$1,049,934

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$71,659	$71,668
Accrued liabilities	48,881	50,428
Member redemption liability	24,866	25,755
Deferred revenue	74,694	77,634
Debt, net of discounts	258,084	328,946
Deferred tax liabilities, net	42,677	44,788
Other liabilities	16,816	18,064
Total liabilities	537,677	617,283

Stockholders' equity	454,481	432,651

Total liabilities and stockholders' equity	$992,158	$1,049,934

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,350	$17,610	$53,687	$70,085
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	20,272	25,488	85,688	99,753
Provision for doubtful accounts receivable	1,379	1,794	5,449	6,481
Accretion of discounts and amortization of debt issue costs	1,109	2,296	4,446	6,179
Deferred taxes and other	4,742	(4,339)	628	(8,428)
Tax shortfalls from equity awards	131	(292)	(390)	(2,996)
Excess tax benefits from equity awards	(657)	(490)	(1,099)	(584)
Change in operating assets and liabilities:
Accounts receivable	(6,128)	(5,284)	286	(3,073)
Other assets	(8,151)	(1,054)	(871)	9,258
Accounts payable and accrued liabilities	20,422	27,437	(82)	(6,496)
Member redemption liability	791	866	(890)	(220)
Deferred revenue	(345)	(3,221)	(1,969)	(4,475)
Other liabilities	(1,533)	(1,560)	(1,080)	(1,958)
Net cash provided by operating activities	48,382	59,251	143,803	163,526

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,205)	(9,006)	(27,269)	(26,196)
Purchases of rights, content and intellectual property	(2,517)	-	(4,722)	-
Proceeds from sales of assets, net	16	22	235	36
Net cash used for investing activities	(10,706)	(8,984)	(31,756)	(26,160)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loans	(20,000)	(47,189)	(74,819)	(90,119)
Proceeds from exercises of stock options	1,444	11	1,698	546
Proceeds from employee stock purchase plans	1,828	1,579	4,440	4,069
Repurchases of common stock	(1,440)	(1,625)	(20,565)	(6,842)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	(9,162)	(9,139)	(36,966)	(36,257)
Excess tax benefits from equity awards	657	490	1,099	584
Net cash used for financing activities	(26,673)	(55,873)	(125,113)	(128,019)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(419)	(309)	(2,179)	1,648

Change in cash and cash equivalents	10,584	(5,915)	(15,245)	10,995
Cash and cash equivalents, beginning of period	89,680	121,424	115,509	104,514
Cash and cash equivalents, end of period	$100,264	$115,509	$100,264	$115,509

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(3)
(in thousands)

	Quarter Ended December 31,
	2010	2009
		(As Reported)	(Adjustments)	(Adjusted)

Net cash provided by operating activities	$48,382	$59,251	$-	$59,251
Adjustments:
Capital expenditures	(8,205)	(9,006)	-	(9,006)
Excess tax benefits from equity awards	657	490	-	490
Cash paid for restructuring charges	380	2,024	1,306	3,330
Free cash flow	$41,214	$52,759	$1,306	$54,065

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(3)
(in thousands)

	Year Ended December 31,
	2010	2009
		(As Reported)	(Adjustments)	(Adjusted)

Net cash provided by operating activities	$143,803	$163,526	$-	$163,526
Adjustments:
Capital expenditures	(27,269)	(26,196)	-	(26,196)
Excess tax benefits from equity awards	1,099	584	-	584
Cash paid for restructuring charges	1,543	2,024	1,306	3,330
Cash paid for litigation or dispute settlement charges	1,102	-	-	-
Cash paid for transaction-related costs	1,994	-	-	-
Free cash flow	$122,272	$139,938	$1,306	$141,244

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
		(Adjusted)(a)		(Adjusted)(a)
FTD
Revenues:
Services	$30,220	$31,740	$119,641	$125,430
Products	109,817	108,404	434,035	414,127
Advertising	137	972	900	6,288
Total revenues	140,174	141,116	554,576	545,845

Operating expenses:
Cost of revenues	87,902	86,515	347,565	325,216
Sales and marketing	22,689	22,291	94,230	89,975
Technology and development	3,320	3,373	13,890	13,692
General and administrative	11,470	11,839	44,542	44,939
Amortization of intangible assets	6,280	6,693	26,008	26,584
Restructuring charges	422	-	1,574	-
Total operating expenses	132,083	130,711	527,809	500,406

Operating income	8,091	10,405	26,767	45,439

Depreciation	1,895	1,438	7,793	4,905
Amortization of intangible assets	6,280	6,693	26,008	26,584
Segment income from operations	16,266	18,536	60,568	76,928
Stock-based compensation	1,710	2,570	7,286	8,628
Restructuring charges	422	-	1,574	-
Litigation or dispute settlement charges	-	-	400	-
Transaction-related costs	-	-	659	-
Segment adjusted OIBDA	$18,398	$21,106	$70,487	$85,556

Content & Media
Revenues:
Services	$33,687	$36,680	$134,055	$151,902
Advertising	19,566	24,032	67,589	84,120
Total revenues	53,253	60,712	201,644	236,022

Operating expenses:
Cost of revenues	12,075	10,510	41,563	40,716
Sales and marketing	15,331	17,235	63,047	75,553
Technology and development	6,245	5,668	24,695	26,816
General and administrative	8,781	12,050	37,057	42,124
Amortization of intangible assets	1,270	1,637	5,054	7,209
Restructuring charges	-	2,121	(91)	2,121
Total operating expenses	43,702	49,221	171,325	194,539

Operating income	9,551	11,491	30,319	41,483

Depreciation	2,674	2,389	10,929	10,101
Amortization of intangible assets	1,356	1,637	5,177	7,209
Segment income from operations	13,581	15,517	46,425	58,793
Stock-based compensation	2,161	3,815	8,891	14,696
Restructuring charges	-	2,121	(91)	2,121
Litigation or dispute settlement charges	-	2,200	967	2,200
Transaction-related costs	-	-	663	-
Segment adjusted OIBDA	$15,742	$23,653	$56,855	$77,810

Communications
Revenues:
Services	$30,163	$39,450	$135,342	$175,207
Advertising	9,545	8,979	31,811	36,026
Total revenues	39,708	48,429	167,153	211,233

Operating expenses:
Cost of revenues	9,426	13,029	41,185	51,637
Sales and marketing	4,214	8,427	20,746	40,039
Technology and development	3,487	5,480	16,796	23,650
General and administrative	7,214	8,953	30,442	34,413
Amortization of intangible assets	262	262	1,048	1,050
Restructuring charges	1,332	1,373	1,332	1,373
Total operating expenses	25,935	37,524	111,549	152,162

Operating income	13,773	10,905	55,604	59,071

Depreciation	1,675	2,193	7,690	9,823
Amortization of intangible assets	262	262	1,048	1,051
Segment income from operations	15,710	13,360	64,342	69,945
Stock-based compensation	2,259	4,491	10,866	16,756
Restructuring charges	1,332	1,373	1,332	1,373
Transaction-related costs	-	-	667	-
Segment adjusted OIBDA	$19,301	$19,224	$77,207	$88,074

Consolidated adjusted OIBDA	$53,441	$63,983	$204,549	$251,440

Reconciliation of segment revenues to consolidated revenues:
FTD	$140,174	$141,116	$554,576	$545,845
Content & Media	53,253	60,712	201,644	236,022
Communications	39,708	48,429	167,153	211,233
Intersegment eliminations	(534)	(767)	(2,820)	(2,968)
Consolidated revenues	$232,601	$249,490	$920,553	$990,132

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$132,083	$130,711	$527,809	$500,406
Content & Media	43,702	49,221	171,325	194,539
Communications	25,935	37,524	111,549	152,162
Intersegment eliminations	(534)	(767)	(2,820)	(2,968)
Consolidated operating expenses	$201,186	$216,689	$807,863	$844,139

Reconciliation of segment income from operations to consolidated operating income:
FTD	$16,266	$18,536	$60,568	$76,928
Content & Media	13,581	15,517	46,425	58,793
Communications	15,710	13,360	64,342	69,945
Total segment income from operations	45,557	47,413	171,335	205,666
Depreciation	(6,244)	(6,020)	(26,412)	(24,829)
Amortization of intangible assets	(7,898)	(8,592)	(32,233)	(34,844)
Consolidated operating income	$31,415	$32,801	$112,690	$145,993

(a) See the Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA for specific adjustments

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009

Consolidated:
Revenues (in thousands)	$232,601	$193,541	$242,686	$251,725	$249,490

FTD:
Segment revenues (in thousands)	$140,174	$105,046	$152,669	$156,687	$141,116
% of consolidated revenues	60%	54%	63%	62%	57%

Consumer orders(4) (in thousands)	1,612	1,085	1,851	1,813	1,594
Average order value(4)	$60.43	$60.77	$58.76	$59.42	$60.14
Average foreign currency exchange rate: GBP to USD	1.58	1.55	1.49	1.54	1.63

Content & Media:
Segment revenues (in thousands)	$53,253	$49,105	$48,784	$50,502	$60,712
% of consolidated revenues	23%	25%	20%	20%	24%

Pay accounts(5) (in thousands)	4,499	4,795	4,982	4,988	4,886
Segment churn(7)	4.1%	3.5%	3.1%	3.2%	3.8%
ARPU(6)	$2.42	$2.26	$2.22	$2.29	$2.53
Segment active accounts(5) (in millions)	13.7	15.0	16.1	17.5	19.4

Communications:
Segment revenues (in thousands)	$39,708	$40,165	$42,039	$45,241	$48,429
% of consolidated revenues	17%	21%	17%	18%	19%

Pay accounts(5) (in thousands):
Access	732	801	880	967	1,036
Other	288	295	300	306	314
Total Communications pay accounts	1,020	1,096	1,180	1,273	1,350

Segment churn(7)	3.8%	4.0%	4.2%	4.3%	4.4%
ARPU(6)	$9.46	$9.58	$9.57	$9.41	$9.43
Segment active accounts(5) (in millions)	1.8	1.9	2.0	2.1	2.2

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

CONTACT:
United Online, Inc.
Investors:
Investor Hotline, 818-287-3105
or
Press:
Scott Matulis, 818-287-3388
pr@untd.com